Exhibit 4.3

FIRST SUPPLEMENTAL INDENTURE

This First Supplemental Indenture, dated as of May 19, 2010 (this “Supplemental Indenture”), among (i) Regal Cinemas Corporation (together with its successors and assigns, the “Company”), (ii) R.C. Cobb II, LLC, a Delaware limited liability company, and Regal Cinemas II, LLC, a Delaware limited liability company (each a “New Subsidiary Guarantor” and collectively, the “New Subsidiary Guarantors”), (iii) each other now existing Guarantor under the Indenture referred to below and (iv) U.S. Bank National Association, as Trustee under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Company, the Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of July 15, 2009 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of 8.625% Senior Notes due 2019 of the Company (the “Securities”);

WHEREAS, Section 4.10 of the Indenture provides that the Company is required to cause each Subsidiary that Guarantees obligations under the Credit Agreement or any other Indebtedness of the Company or any Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on the Securities on a senior unsecured basis; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Guarantors are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantors, the Company, the other Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

ARTICLE I
Definitions

SECTION 1.1.        Defined Terms.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Guarantee shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf or for the benefit of such Holders.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

SECTION 1.2.        Definition of Credit Agreement.  The definition of “Credit Agreement” in Section 1.01 of the Indenture shall be deleted in its entirety and replaced with the following:

“Credit Agreement” means that certain Sixth Amended and Restated Credit Agreement, dated as of May 19, 2010, among Regal Cinemas Corporation, a

Delaware corporation, the lenders and issuers party thereto from time to time, Credit Suisse AG, Cayman Islands Branch, as administrative agent, and Credit Suisse Securities (USA) LLC, as sole lead arranger and sole book runner, and any related notes, collateral documents, letters of credit, guarantees and other documents, and any appendices, exhibits or schedules to any of the foregoing, as any or all of such agreements may be amended, restated, modified or supplemented from time to time, together with any extensions, revisions, increases, refinancings, renewals, refundings, restructurings or replacements thereof.

ARTICLE II
Agreement to be Bound; Guarantee

SECTION 2.1.        Agreement to be Bound.  Each New Subsidiary Guarantor hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.  Each New Subsidiary Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

SECTION 2.2.        Guarantee.  Each New Subsidiary Guarantor agrees, on a joint and several basis with all the existing Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Securities and the Trustee the Guarantor Obligations pursuant to Article X of the Indenture on a senior basis.

ARTICLE III
Miscellaneous

SECTION 3.1.        Notices.  All notices and other communications to a New Subsidiary Guarantor shall be given as provided in the Indenture to such New Subsidiary Guarantor, at its address set forth below, with a copy to the Company as provided in the Indenture for notices to the Company.

SECTION 3.2.        Parties.  Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental  indenture or the Indenture or any provision herein or therein contained.

SECTION 3.3.        Governing Law.  This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.4.        Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 3.5.        Trustee not Responsible.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and the Guarantors.

SECTION 3.6.        Counterparts.  The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

SECTION 3.7.        Headings.  The headings of the Articles and the Sections in this Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

COMPANY:

REGAL CINEMAS CORPORATION

By:	/s/ Peter B. Brandow
Name:	Peter B. Brandow
Title:	Executive Vice President,
General Counsel and Secretary

NEW SUBSIDIARY GUARANTORS:

R.C. COBB II, LLC
REGAL CINEMAS II, LLC

By:	/s/ Peter B. Brandow
Name:	Peter B. Brandow
Title:	Vice President and Secretary

Address for each of the New Subsidiary Guarantors:

c/o Regal Entertainment Group
7132 Regal Lane
Knoxville, Tennessee 37918
Attention of:	General Counsel
Facsimile:	(865) 922-6085

with copies (which shall not constitute notice) to:

Hogan Lovells US LLP
One Tabor Center, Suite 1500
1200 Seventeenth Street
Denver, Colorado 80202
Attention of:	Richard J. Mattera, Esq.
Facsimile:	(303) 899-7333

OTHER SUBSIDIARY GUARANTORS:

A 3 THEATRES OF SAN ANTONIO, LTD.,
by A3 Theatres of Texas, Inc., its General Partner

A 3 THEATRES OF TEXAS, INC.
CONSOLIDATED THEATRES MANAGEMENT, LLC
EASTGATE THEATRE, INC.
EDWARDS THEATRES, INC.
FREDERICK PLAZA CINEMAS, INC.
HOYTS CINEMAS CORPORATION
INTERSTATE THEATRES CORPORATION
R.C. COBB, INC.
RCI/FSSC, LLC
RCI/RMS, LLC
REGAL CINEMAS HOLDINGS, INC.
REGAL CINEMEDIA CORPORATION
REGAL GALLERY PLACE, LLC
REGAL INVESTMENT COMPANY
RICHMOND I CINEMA, LLC
UA SWANSEA, LLC
UNITED ARTISTS PROPERTIES I CORP.
UNITED ARTISTS REALTY COMPANY
UNITED ARTISTS THEATRE COMPANY

By:	/s/ Peter B. Brandow
Name:	Peter B. Brandow
Title:	Vice President and Secretary

REGAL CINEMAS, INC.

By:	/s/ Peter B. Brandow
Name:	Peter B. Brandow
Title:	Vice President,
General Counsel and Secretary

PARENT GUARANTOR:

REGAL ENTERTAINMENT GROUP

By:	/s/ Peter B. Brandow
Name:	Peter B. Brandow
Title:	Executive Vice President,
General Counsel and Secretary

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Brian J. Kabbes
Name: Brian J. Kabbes
Title: Vice President, Corporate Trust Services